EXHIBIT 10-n-2

Amended schedule of Executives of the Company who are a party to a Change of Control Agreement:

1.     C. M. Jones

2.     B. M. Abzug

3.     J. E. Besong

4.     G. R. Chadick

5.     R. M. Chiusano

6.     G. S. Churchill

7.     L. A. Erickson

8.     J. J. Gaspar

9.     H. L. Gregory

10.   R. W. Kirchenbauer

11.   H. M. Reininga

12.   K. L. Statler